Exhibit 99.6
VIRGIN MOBILE USA, INC. 10 INDEPENDENCE BLVD. WARREN, NJ 07059 VOTE BY INTERNET www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: VGMO81 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED VIRGIN MOBILE USA, INC. UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. WE RECOMMEND A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. Vote On Proposals For Against Abstain 1. Vote to adopt the Agreement and Plan of Merger, dated as of July 27, 2009, among Sprint Nextel Corporation, Sprint Mozart, Inc. and Virgin Mobile USA, Inc., as it may be amended from time to time. 2. Vote to approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there is an insufficient number of votes at the meeting to adopt the merger agreement. PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at http://investorrelations.virginmobileusa.com/. FOLD AND DETACH HERE VGMO82 VIRGIN MOBILE USA, INC. PROXY SOLICITED BY BOARD OF DIRECTORS FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ] If you mail your proxy card, please vote, date, sign and promptly return it in the enclosed return envelope that is postage prepaid if mailed in the United States. The undersigned hereby appoints Peter Lurie and Nathan D. Marinoff, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Virgin Mobile USA, Inc. that the undersigned may be entitled to vote at a Special Meeting of Stockholders of Virgin Mobile USA, Inc. to be held on [ ] at [ ] local time, at [ ], and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. SEE REVERSE SIDE (Continued and to be signed and dated on reverse side) SEE REVERSE SIDE